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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                           FORM 8-K/A
                        (Amendment No. 1)

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) April 14, 1999
                                                  --------------

                          ALTA GOLD CO.
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       (Exact name of Registrant as specified in charter)

                             Nevada
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         (State or other jurisdiction of incorporation)

          2-2274                           87-0259249
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 (Commission File Number)       (IRS Employee Identification No.)

601 Whitney Ranch Drive, Henderson, Nevada              89014
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code  (702) 433-8525
                                                    --------------

                         Not Applicable
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  (Former name or former address, if changed since last report)

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     The undersigned registrant hereby amends the following items of its current report on Form 8-K dated April 14, 1999, as set forth in the pages attached hereto:

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

     BANKRUPTCY. On April 14, 1999, Alta Gold Co. (the "Company") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code to facilitate the reorganization of the Company's business and the restructuring of its long-term debt and other liabilities. The petition was filed in United States Bankruptcy Court in Reno, Nevada on April 14,
1999. As of that date, the United States Bankruptcy Court for the District of Nevada assumed jurisdiction over the assets of the Company. The Company is acting as debtor-in-possession on behalf of its bankruptcy estate, and is authorized as such to operate its business subject to bankruptcy court supervision. No assurance can be given that the Company will remain a debtor-in-possession and that a trustee will not be appointed to operate the Company's business. The Company is currently preparing a plan of reorganization to be submitted to the Bankruptcy Court. No assurance can be given that the plan of reorganization will be confirmed by the Bankruptcy Court. In the event a plan of reorganization cannot be confirmed, the Company may be forced to liquidate its assets.

     The fact that the Company filed a voluntary petition in Bankruptcy Court may affect the Company's ability to maintain its present arrangements with suppliers that are vital to the Company's continued operations. The petition may also affect the Company's ability to successfully negotiate future arrangements with suppliers. No assurance can be given that suppliers of goods and services vital to the Company's mining operations will continue to provide such goods and services to the Company as a result of the Company's voluntary petition for protection under the bankruptcy laws. The refusal of any irreplaceable key supplier of such goods or services could force the Company to cease operations at any one or both of its operating mines, and would have a material adverse effect on the financial condition and results of operations of the Company.

ITEM 5.    OTHER EVENTS

     PROBABLE DELISTING OF THE COMPANY'S COMMON STOCK. On April 23, 1999, the Company received notice from the Nasdaq National Stock Market, Inc. ("Nasdaq") that Nasdaq had determined to delist the Company's common stock from the Nasdaq National Market. Nasdaq's determination was apparently made as a result of the Company's reorganization under Chapter 11. The Company is currently evaluating its options, including whether to request a hearing regarding the potential delisting or to attempt to cause the Company's common stock to be traded on another market. At a hearing, the Company would be required to demonstrate that its ability to sustain long-term compliance with all applicable criteria for continued listing on the Nasdaq National Market. In that regard, Nasdaq may apply additional or more stringent criteria for the continued listing of the Company's common stock as a result of the Company's bankruptcy. No assurance can be given that a hearing regarding Nasdaq's determination will be successful. If the Company does not request a hearing, the Company's common stock will be delisted effective May 1, 1999. Management believes that until the Company's common stock is delisted, Nasdaq will continue to halt any trading of the
Company's  common stock on the Nasdaq National  Market.   If  the
Company's common stock is delisted, trading, if any, in the common stock would thereafter have to be conducted in the over-the-counter market in so-called "pink sheets" or, if available, the OTC Bulletin Board. As a result, holders of common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock.

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     In  addition, if the Company's common stock is delisted from trading on Nasdaq and the trading price of the common stock is less than $5.00 per share, trading in the Company's common stock
would   also  be  subject  to  the  requirements  of  Rule  15g-9
promulgated under the Securities Exchange Act of 1934, as amended. Under such rule, broker/dealers who recommend such low-priced securities to persons other than established customers and
accredited   investors  must  satisfy  special   sales   practice
requirements,  including  a  requirement  that   they   make   an
individualized   written  suitability   determination   for   the
purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny
stock  (generally,  according  to  regulations  adopted  by   the
Securities Exchange Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Company's common stock and the ability of holders thereof to sell their securities in the secondary market. No assurance can be given that the Company's common stock will not be delisted or treated as a penny stock



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALTA GOLD CO.
                           (Registrant)


Date:  April 27, 1999      By: /s/ John A. Bielun
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                               John A. Bielun
                               Senior Vice President and Chief
                               Financial Officer